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                                   EXHIBIT 9.4

       Form of Amendment Number 4 to Transfer Agency and Service Agreement

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                              AMENDMENT NUMBER 4 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


        Pursuant to the Transfer Agency and Service Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996, as amended by Amendment Number 1 to Transfer Agency and Service Agreement dated December 31, 1997, Amendment Number 2 to Transfer Agency and Service Agreement dated April 22, 1998 and Amendment Number 3 to Transfer Agency and Service Agreement dated July 13, 1998 (as amended, the "Agreement"), The Hartford Global Leaders Fund and The Hartford High Yield Fund are hereby included as additional Funds. All provisions in the Agreement shall apply to The Hartford Global Leaders Fund and The Hartford High Yield Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ______ day of ______, 1998.


                              STATE STREET BANK AND TRUST COMPANY

                              ------------------------------
                              By:
                              Title:

                              THE HARTFORD MUTUAL FUNDS, INC.
                              on behalf of:

                              The Hartford Global Leaders Fund
                              The Hartford High Yield Fund

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                              By:
                              Title: